EXHIBIT 23(iii)

                          INDEPENDENT AUDITORS' CONSENT


     Feldman Sherb & Co., P.C. (formerly Feldman Sherb Horowitz & Co., P.C.) hereby consents to the use in this Registration Statement on Form SB-2 of our report dated June 11, 2001, relating to the financial statements of Micro Sensor Technology, Inc. as of May 31, 2001 and for the period January 1, 2001 through May 31, 2001, and for the year ended December 31, 2000, and the reference to our firm under the caption "Experts" in this Registration Statement.


                                            /s/ Feldman Sherb & Co., P.C.
                                            FELDMAN SHERB & CO., P.C.
                                            Certified Public Accountants

New York, New York
June 13, 2001